Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) made effective as of August 5, 2026, to the Amended and Restated Employment Agreement, effective as of April 20, 2023 (the “Employment Agreement”), by and between W&T Offshore, Inc., a Texas corporation (the “Company”) and Tracy W. Krohn (“Key Employee”).

Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Employment Agreement.

WHEREAS, Key Employee and the Company entered into the Employment Agreement effective as of April 20, 2023;

WHEREAS, Key Employee and the Company desire to amend the Employment Agreement, as more specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Key Employee and the Company hereby agree as follows:

1.Section 3.1 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

3.1Base Salary. During the period of this Agreement, Key Employee shall receive a minimum annual base salary of $1,000,000 which shall be reviewed annually by the Board (or a committee thereof), and may be adjusted from time to time as it may be increased, but not decreased (said base annual salary from time to time in effect, “Base Salary”). Key Employee’s annual Base Salary shall be paid in accordance with the Company’s standard policy regarding payment of compensation to employees but no less frequently than monthly.

2.

Confirmation. Except as otherwise provided herein, the provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.

3.

Conflicts. The terms of this Amendment amend and supplement the terms and conditions of the Employment Agreement. If any provision of this Amendment is construed to conflict with any provision of the Employment Agreement, the provisions of this Amendment shall be deemed controlling to the extent of that conflict.

4.

Entire Agreement. This Amendment and the Employment Agreement collectively constitute the entire agreement between the Company and Key Employee pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Company and Key Employee pertaining to the subject matter hereof or thereof except as specifically set forth herein or therein.

5.	Applicable Law. This Amendment is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

6.

Counterparts. This Amendment may be executed in one or more counterparts (including execution electronically or portable document format (.pdf)), each of which shall be deemed to be an original, but all of which together will constitute one and the same Amendment.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

W&T OFFSHORE, INC.

By:	/s/ Sameer Parasnis
Name:	Sameer Parasnis
Title:	Executive Vice President and Chief Financial Officer

TRACY W. KROHN

By:	/s/ Tracy W. Krohn
Name:	Tracy W. Krohn

[Signature Page to First Amendment to Employment Agreement]